Exhibit 99.1

Western Sierra Bancorp to Present at the D.A. Davidson & Co. Financial Services Conference

CAMERON PARK, Calif.—(PR Newswire)—May 4, 2004—Western Sierra Bancorp (NASDAQ: WSBA), a multi-bank holding company, headquartered in Cameron Park, Calif., announced that Anthony J. Gould, Chief Financial Officer, will present at the D.A. Davidson & Co. Financial Services Conference. The conference will be held at the Bell Harbor International Conference Center in Seattle on May 5th and 6th. Western Sierra Bancorp will present at 3:15 p.m. (PDT) on Wednesday, May 5, 2004.

This conference is being web cast by CCBN and can be accessed at Western Sierra Bancorp’s web site at www.westernsierrabancorp.com  for a live web cast or a recording thereafter. Slides of this presentation will be accessible through the Company’s web site and will be filed with the SEC on a Current Report on Form 8-K prior to the presentation.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at <www.fulldisclosure.com> or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (<www.streetevents.com>).

Western Sierra Bancorp is comprised of Western Sierra Bank, Lake Community Bank, Central California Bank and Auburn Community Bank.  The Company operates 32 Branches and loan production facilities in the counties of El Dorado, Placer, Sacramento, Lake, Stanislaus, San Joaquin, Calaveras, Amador, Contra Costa, Tuolumne, and Butte.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risk and uncertainties.  Actual results may differ materially from the results in these forward-looking statements.  Factors that might cause such a difference include, among other things, fluctuations in interest rates, changes in economic conditions or governmental regulation, credit quality and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Contact Information:

Western Sierra Bancorp

Gary D. Gall/Anthony J. Gould, 530/677-5600